UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2008

Federal Sports & Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-1375596	20-4856983
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY 10022
(Address of principal executive offices)	(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This current report on Form 8-K/A is being filed to amend the current report on Form 8-K, filed by the Registrant on September 15, 2008 (the “September 15, 2008 Current Report”), to file an unredacted version of the Securities Purchase Agreement by and among the Registrant and the Buyer(s) named therein previously filed in redacted form as Exhibit 4.3 to the September 15, 2008 Current Report.  The remainder of the information contained in the September 15, 2008 Current Report is not amended hereby.

Item 1.01.          Entry into a Material Definitive Agreement.

The information set forth under the headings “Item 1.01.  Entry into Material Definitive Agreement” and “Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” filed in the September 15, 2008 Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

4.1*	Form of 0% Secured Convertible Promissory Note (the “Note(s)) of the Registrant

4.2*	Form of 5-Year Bridge Warrant to Purchase shares of Common Stock of the Registrant

4.3	Form of Securities Purchase Agreement by and among the Registrant and the Buyer(s) named therein

10.1*	Form of Bridge Loan Agreement by and between the Registrant and Diamond Sports & Entertainment, Inc. (“DSEI”) dated September 9, 2008

10.2*	Form of Unsecured Bridge Loan Promissory Note of DSEI in favor of the Registrant dated September 9, 2008

10.3*	Form of Security Agreement by and among DSEI, Diamond Concessions, LLC and the Buyer(s) of the Registrant’s Note(s) dated as of September 9, 2008

10.4*	Form of Pledge Agreement by and among the Registrant, the Pledgors named therein, Gottbetter & Partners, LLP and the Buyer(s) named therein

*	Filed with the Securities and Exchange Commission on September 15, 2008, as an exhibit to the Registrant’s current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Sports & Entertainment, Inc.

Date:	April 20, 2009	By:	/s/ David Rector
David Rector, President